UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2026

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 808-8400

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CSBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2026, the Board of Directors (the “Board”) of Champions Oncology, Inc. (the “Company”) accepted the resignation of Dr. Philip Breitfeld as a member of the Board and appointed Dr. Brian Alexander as a director of the Company to fill the vacancy created by Dr. Breitfeld’s resignation. Dr. Breitfeld’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

There is no arrangement or understanding between Dr. Alexander and any other persons pursuant to Dr. Alexander’s appointment as a director and there are no related party transactions involving Dr. Alexander that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Dr. Alexander is a party to or in which he participates, nor have there been any material amendment to any plan, contract or arrangement by virtue of Dr. Alexander’s appointment.

The following is certain biographical information regarding Dr. Alexander:

Dr. Alexander, MD, MPH, serves as the Chief Executive Officer of Valo Health Inc., a company dedicated to utilizing artificial intelligence (AI) and advanced analytics to learn from patient experiences and accelerate the discovery and development of superior medicines at increased speed and scale, since November 2024. Additionally, he holds the position of CEO-Partner at Flagship Pioneering since November 2024. Prior to joining Valo Health and Flagship Pioneering, Dr. Alexander worked as the Senior Vice President for Research & Development at Roche/Genentech, from November 2023 to November 2024, working to leverage data sciences and AI/ML approaches for innovative clinical developmental strategies. From 2018 to November 2023, Dr. Alexander held various positions at Foundation Medicine, including the role of Chief Executive Officer beginning in April 2021. Dr. Alexander serves on the Board of Directors of MassBio, a bio-tech firm, and is a co‑founder and board member of the Global Coalition for Adaptive Research, a nonprofit organization focused on accelerating the discovery and development of treatments for patients with rare and deadly diseases through pioneering, patient‑centric clinical trial design. He was also the founding director of the Harvard/MIT Center for Regulatory Science.

Dr. Alexander previously served as an Associate Professor at Harvard Medical School and as a radiation oncologist at the Dana-Farber Cancer Institute and Brigham and Women's Hospital. He received his MD from the University of Michigan, MPH from the Harvard School of Public Health, and served as a White House Fellow in the George W. Bush and Barack Obama administrations.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits
The following exhibit is filed herewith:

Exhibit No.

99.1	Press Release dated March 30, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: March 30, 2026	By:	/s/ Robert Brainin
Robert Brainin
Chief Executive Officer